EXHIBIT 23.5




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








ASA International Ltd.
Framingham, Massachusetts  01701



     We hereby consent to the use of our report dated February 15, 2000, relating to the financial statements of ASA Italy S.r.l. as of December 31, 1999 in this Form S-4 Registration Statement. We also consent to the use of our name as experts in the Form S-4.



/s/ Deloitte & Touche S.p.A.



Deloitte & Touche S.p.A.



Treviso, Italy
June 12, 2002